EZCORP Reports First Quarter Fiscal 2024 Results
Record Revenues Driving Strong Earnings Growth
Austin, Texas (January 31, 2024) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its first quarter ended December 31, 2023.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FIRST QUARTER HIGHLIGHTS
•Net income increased to $28.5 million, an increase of $11.7 million, or 70%. On an adjusted basis1, net income increased $6.6 million or 30%.
•Diluted earnings per share of $0.36, up from $0.25. On an adjusted basis, diluted earnings per share of $0.36, compared to $0.28.
•Total revenues and gross profit increased 13%.
•Merchandise sales gross margin remains within our targeted range at 36%.
•Pawn loans outstanding (PLO) up 16% to $243.3 million.
•Return on earning assets (ROEA) remains strong at 165%.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “We began fiscal 2024 with another outstanding quarter. Our PLO was the highest on record in our first quarter, and total revenues were the highest for any quarter in our history. The challenging macro-economic backdrop continues to drive increased demand for our two core products, which are satisfying the short term cash needs of our customers and selling pre-owned and recycled goods.
“We remain committed to market-leading customer service in the neighborhoods in which we serve. We continue to invest in our team members, technology, process efficiencies and automation, to provide fast, convenient and respectful cash solutions and affordable pre-owned and recycled jewelry and general merchandise to cost-conscious and environmentally concerned consumers. This consistent service to our customers and investment in our teams and technology continue to produce outstanding operating and financial results for our shareholders.
“During the first quarter, we also acquired one store in Texas and opened five de novo stores in Latin America. In Guatemala, we added 3 stores, expanding our market leadership there with a total of 120 stores, and in Mexico, we added 2 stores. We now have a total of 1,237 stores across the organization and over 7,700 team members. Our strong balance sheet and cash liquidity enable us to capitalize upon potential growth opportunities in a disciplined way.
“MaxPawn, the luxury pawnbroking business we acquired in December 2022, had a strong 2023 holiday season. While still a small part of the business, MaxPawn and the luxury category as a whole represent an exciting component of our future.
“We now have 4.2 million EZ+ Rewards members across all geographies, an increase of 75% over the first quarter of 2023 and 11% over last quarter. We are focused on driving increased engagement with this large customer set as we seek to increase market share and share of wallet in all of the neighborhoods in which we serve.
“We are committed to doing everything we can to retain and incentivize our passionate, engaged and productive team members because it is their operational excellence and superior customer service that drive our financial results and ultimately enhance value for all shareholders. We are proud to have also been recognized during the quarter by Newsweek as one of America’s Greatest Workplaces for Diversity 2024.
“Thank you to all EZCORP team members for an exceptional quarter of operating and financial results to commence the 2024 fiscal year.” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended December 31	As Reported		Adjusted[1]
in millions, except per share amounts	2023	2022	2023	2022

Total revenues	$300.0	$264.3	$292.9	$264.3
Gross profit	$172.6	$152.5	$168.8	$152.5
Income before tax	$37.7	$24.5	$37.2	$28.3
Net income	$28.5	$16.8	$28.2	$21.6
Diluted earnings per share	$0.36	$0.25	$0.36	$0.28
EBITDA (non-GAAP measure)	$47.1	$38.1	$46.4	$38.3

•Diluted earnings per share of $0.36, up from $0.25. On an adjusted basis, diluted earnings per share of $0.36, up from $0.28.
•Income before taxes was $37.7 million, up from $24.5 million, and adjusted EBITDA increased 21% to $46.4 million.
•PLO increased 16% to $243.3 million, up $33.4 million. On a same-store basis2, PLO increased 14% due to improved operational performance and continued strong pawn demand.
•Total revenues and gross profit increased 13%, reflecting improved pawn service charge (PSC) revenues, merchandise sales and merchandise sales gross profit.
•PSC increased 15% as a result of higher average PLO.
•Merchandise sales gross margin remains within our target range at 36%. Aged general merchandise was 1.3% of total general merchandise inventory.
•Net inventory increased 6%, as expected with the growth in PLO. Inventory turnover increased to 3.0x, from 2.8x.
•Store expenses increased 10%, primarily due to increased labor in-line with store activity, higher store count and rent. On a same-store basis, store expenses increased 7%.
•General and administrative expenses increased 7%, primarily due to annual salary increases and an increase in costs related to the implementation of Workday.
•Cash and cash equivalents at the end of the quarter was $218.5 million, up 5% year-over-year. The increase was primarily due to cash inflows provided by operating activities offset by the increase in PLO and inventory, strategic investments, share repurchases, and the acquisition of new stores.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $190.8 million, up 14% or 13% on a same store basis.
•Total revenues was up 12% and gross profit increased 10%, reflecting increased PSC and higher merchandise sales.
•PSC increased 14% as a result of higher average PLO.
•Merchandise sales increased 6% and gross margin decreased to 37% from 38%. Aged general merchandise was 1.1% of total general merchandise inventory.
•Net inventory increased 8%, as expected with the growth in PLO. Inventory turnover increased to 2.7x from 2.6x.
•Store expenses increased 5%, primarily due to wage inflationary pressures, higher store count and, to a lesser extent, rent.
•Segment contribution increased 21% to $47.5 million.
•Segment store count increased by 1 store during the quarter due to an acquisition.

Latin America Pawn
•PLO improved to $52.5 million, up 22% (11% on constant currency basis). On a same store basis, PLO increased 19% (8% on a constant currency basis).
•Total revenues was up 19% (9% on constant currency basis) and gross profit increased 22% (11% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 18% (8% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales gross margin increased from 30% to 32%. Aged general merchandise was 1.6% of total merchandise inventory.
•Net inventory remained flat (decreased 11% on a constant currency basis) due to PLO growth, offset by increased inventory turnover at 3.8x, up from 3.3x.
•Store expenses increased 21% (10% on a constant currency basis), primarily due to increases in minimum wage and headcount, higher store count and, to a lesser extent, rent. Same-store expenses increased 16% (6% on a constant currency basis).
•Segment contribution increased 35% (27% on a constant currency basis). On an adjusted basis, segment contribution was up 24% to $9.6 million.
•Segment store count increased by 5 de novo stores opened during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 1, 2024, at 8:00 am Central Time to discuss First Quarter Fiscal 2024 results. Analysts and institutional investors may participate on the conference call by registering online at: https://edge.media-server.com/mmc/p/iic4zjrc/. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
(in thousands, except per share amounts)	2023	2022
Revenues:
Merchandise sales	$179,403	$163,787
Jewelry scrapping sales	14,082	7,884
Pawn service charges	106,449	92,593
Other revenues	57	63
Total revenues	299,991	264,327
Merchandise cost of goods sold	115,210	104,877
Jewelry scrapping cost of goods sold	12,208	6,953
Gross profit	172,573	152,497
Operating expenses:
Store expenses	110,555	100,803
General and administrative	16,543	15,476
Depreciation and amortization	8,565	7,988
Gain on sale or disposal of assets and other	(172)	(16)
Total operating expenses	135,491	124,251
Operating income	37,082	28,246
Interest expense	3,440	6,190
Interest income	(2,639)	(664)
Equity in net income of unconsolidated affiliates	(1,153)	(1,584)
Other income	(271)	(234)
Income before income taxes	37,705	24,538
Income tax expense	9,235	7,760
Net income	$28,470	$16,778

Basic earnings per share	$0.52	$0.30
Diluted earnings per share	$0.36	$0.25

Weighted-average basic shares outstanding	55,076	56,308
Weighted-average diluted shares outstanding	86,812	83,779

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	December 31, 2023	December 31, 2022	September 30, 2023

Assets:
Current assets:
Cash and cash equivalents	$218,516	$207,658	$220,595
Restricted cash	8,470	8,359	8,373
Pawn loans	243,252	209,855	245,766
Pawn service charges receivable, net	40,002	34,921	38,885
Inventory, net	164,927	156,064	166,477
Prepaid expenses and other current assets	44,001	45,559	39,623
Total current assets	719,168	662,416	719,719
Investments in unconsolidated affiliates	10,125	37,789	10,987
Other investments	51,220	39,220	36,220
Property and equipment, net	68,998	55,612	68,096
Right-of-use assets, net	231,103	229,991	234,388
Goodwill	303,799	297,361	302,372
Intangible assets, net	56,977	58,029	58,216
Notes receivable, net	—	1,224	—
Deferred tax asset, net	25,984	12,428	25,702
Other assets, net	13,819	8,245	12,011
Total assets	$1,481,193	$1,402,315	$1,467,711

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$34,307	$—	$34,265
Accounts payable, accrued expenses and other current liabilities	69,386	69,930	$81,605
Customer layaway deposits	18,324	16,276	18,920
Operating lease liabilities, current	57,980	52,799	57,182
Total current liabilities	179,997	139,005	191,972
Long-term debt, net	326,223	358,984	325,847
Deferred tax liability, net	372	—	435
Operating lease liabilities	188,475	188,730	193,187
Other long-term liabilities	11,243	10,261	10,502
Total liabilities	706,310	696,980	721,943
Commitments and contingencies (Note 9)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding : 52,272,594 as of December 31, 2023; 52,877,930 as of December 31, 2022; and 51,869,569 as of September 30, 2023	523	529	519
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	343,870	343,012	346,181
Retained earnings	457,929	414,929	431,140
Accumulated other comprehensive loss	(27,469)	(53,165)	(32,102)
Total equity	774,883	705,335	745,768
Total liabilities and equity	$1,481,193	$1,402,315	$1,467,711

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,
(in thousands)	2023	2022

Operating activities:
Net income	$28,470	$16,778
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	8,565	7,988
Amortization of debt discount and deferred financing costs	417	378
Non-cash lease expense	14,744	13,596
Deferred income taxes	345	656
Other adjustments	(857)	(91)
Provision for inventory reserve	(156)	532
Stock compensation expense	2,264	1,886
Equity in net income from investment in unconsolidated affiliates	(1,153)	(1,584)
Net loss on extinguishment of debt	—	3,545
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(1,000)	(691)
Inventory	2,066	(1,881)
Prepaid expenses, other current assets and other assets	(5,823)	(2,280)
Accounts payable, accrued expenses and other liabilities	(33,991)	(34,761)
Customer layaway deposits	(719)	(752)
Income taxes	8,309	6,574
Dividends from unconsolidated affiliates	—	1,775
Net cash provided by operating activities	21,481	11,668
Investing activities:
Loans made	(216,978)	(189,074)
Loans repaid	123,021	109,125
Recovery of pawn loan principal through sale of forfeited collateral	98,209	88,030
Capital expenditures, net	(7,184)	(7,182)
Acquisitions, net of cash acquired	(677)	(12,884)
Issuance of notes receivable	—	(15,500)
Investment in unconsolidated affiliate	—	(2,133)
Investment in other investments	(15,000)	(15,000)
Dividends from unconsolidated affiliates	1,745	—
Net cash used in investing activities	(16,864)	(44,618)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,253)	(1,138)
Proceeds from issuance of debt	—	230,000
Debt issuance cost	—	(7,403)
Cash paid on extinguishment of debt	—	(1,951)
Payments on debt	—	(178,488)
Purchase and retirement of treasury stock	(3,007)	(7,027)
Payments of finance leases	(132)	—
Net cash (used in) provided by financing activities	(6,392)	33,993
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(207)	605
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,982)	1,648
Cash and cash equivalents and restricted cash at beginning of period	228,968	214,369
Cash and cash equivalents and restricted cash at end of period	$226,986	$216,017

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended December 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$125,513	$53,890	$—	$179,403	$—	$179,403
Jewelry scrapping sales	12,815	1,267	—	14,082	—	14,082
Pawn service charges	79,073	27,376	—	106,449	—	106,449
Other revenues	37	16	4	57	—	57
Total revenues	217,438	82,549	4	299,991	—	299,991
Merchandise cost of goods sold	78,709	36,501	—	115,210	—	115,210
Jewelry scrapping cost of goods sold	11,284	924	—	12,208	—	12,208
Gross profit	127,445	45,124	4	172,573	—	172,573
Segment and corporate expenses (income):
Store expenses	77,255	33,300	—	110,555	—	110,555
General and administrative	—	—	—	—	16,543	16,543
Depreciation and amortization	2,624	2,339	—	4,963	3,602	8,565
Loss (gain) on sale or disposal of assets and other	26	(196)	—	(170)	(2)	(172)
Interest expense	—	—	—	—	3,440	3,440
Interest income	—	(420)	(573)	(993)	(1,646)	(2,639)
Equity in net income of unconsolidated affiliates	—	—	(1,153)	(1,153)	—	(1,153)
Other (income) expense	—	(48)	1	(47)	(224)	(271)
Segment contribution	$47,540	$10,149	$1,729	$59,418
Income (loss) before income taxes				$59,418	$(21,713)	$37,705

	Three Months Ended December 31, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$118,314	$45,473	$—	$163,787	$—	$163,787
Jewelry scrapping sales	7,176	708	—	7,884	—	7,884
Pawn service charges	69,310	23,283	—	92,593	—	92,593
Other revenues	25	16	22	63	—	63
Total revenues	194,825	69,480	22	264,327	—	264,327
Merchandise cost of goods sold	73,256	31,621	—	104,877	—	104,877
Jewelry scrapping cost of goods sold	6,216	737	—	6,953	—	6,953
Gross profit	115,353	37,122	22	152,497	—	152,497
Segment and corporate expenses (income):
Store expenses	73,304	27,499	—	100,803	—	100,803
General and administrative	—	(3)	—	(3)	15,479	15,476
Depreciation and amortization	2,755	2,215	—	4,970	3,018	7,988
Loss (gain) on sale or disposal of assets and other	3	(19)	—	(16)	—	(16)
Interest expense	—	—	—	—	6,190	6,190
Interest income	—	(169)	—	(169)	(495)	(664)
Equity in net income of unconsolidated affiliates	—	—	(1,584)	(1,584)	—	(1,584)
Other expense (income)	—	70	4	74	(308)	(234)
Segment contribution	$39,291	$7,529	$1,602	$48,422
Income (loss) before income taxes				$48,422	$(23,884)	$24,538

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	—	5	5
Locations acquired	1	—	1
As of December 31, 2023	530	707	1,237

	Three Months Ended December 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	—	2	2
Locations acquired	10	—	10
Locations sold, combined or closed	—	(1)	(1)
As of December 31, 2022	525	661	1,186
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three months ended December 31, 2023 and 2022 were as follows:

	December 31,		Three Months Ended December 31,
	2023	2022	2023	2022

Mexican peso	17.0	19.5	17.5	19.7
Guatemalan quetzal	7.7	7.7	7.6	7.7
Honduran lempira	24.3	24.4	24.4	24.3
Australian dollar	1.5	1.5	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended December 31,
(in millions)	2023	2022

Net income	$28.5	$16.8
Interest expense	3.4	6.2
Interest income	(2.6)	(0.7)
Income tax expense	9.2	7.8
Depreciation and amortization	8.6	8.0
EBITDA	$47.1	$38.1

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q1 Reported	$300.0	$172.6	$37.7	$9.2	$28.5	$0.36	$47.1
FX Impact	—	—	0.1	—	0.1	—	0.1
Constant Currency and other impact	(7.1)	(3.8)	(0.6)	(0.2)	(0.4)	—	(0.8)
2024 Q1 Adjusted	$292.9	$168.8	$37.2	$9.0	$28.2	$0.36	$46.4

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q1 Reported	$264.3	$152.5	$24.5	$7.8	$16.8	$0.25	$38.1
Extinguishment of Debt Impact	—	—	3.5	(1.0)	4.5	0.03	—
FX Impact	—	—	0.3	(0.1)	0.3	—	0.2
2023 Q1 Adjusted	$264.3	$152.5	$28.3	$6.7	$21.6	$0.28	$38.3

	Three Months Ended December 31, 2023
(in millions)	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$300.0	13%
Currency exchange rate fluctuations	(7.1)
Constant currency consolidated revenues	$292.9	11%

Consolidated gross profit	$172.6	13%
Currency exchange rate fluctuations	(3.8)
Constant currency consolidated gross profit	$168.8	11%

Consolidated net inventory	$164.9	6%
Currency exchange rate fluctuations	(4.0)
Constant currency consolidated net inventory	$160.9	3%

Latin America Pawn gross profit	$45.1	22%
Currency exchange rate fluctuations	(3.8)
Constant currency Latin America Pawn gross profit	$41.3	11%

Latin America Pawn PLO	$52.5	22%
Currency exchange rate fluctuations	(4.9)
Constant currency Latin America Pawn PLO	$47.6	11%

Latin America Pawn PSC revenues	$27.4	18%
Currency exchange rate fluctuations	(2.2)
Constant currency Latin America Pawn PSC revenues	$25.2	8%

Latin America Pawn merchandise sales	$53.9	19%
Currency exchange rate fluctuations	(4.8)
Constant currency Latin America Pawn merchandise sales	$49.1	8%

Latin America Pawn segment profit before tax	$10.1	35%
Currency exchange rate fluctuations	(0.7)
Constant currency Latin America Pawn segment profit before tax	$9.4	26%